                                  EXHIBIT 99.1

                               DISTRIBUTION REPORT
                                       FOR
                        PREFERREDPLUS TRUST SERIES LMG-1

                                DISTRIBUTION DATE
                                 AUGUST 1, 2005
                             CUSIP NUMBER 740434808

(i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the Liberty Media Corporation 8.25% Senior Debentures due 2030 (the "Underlying Securities"):

                             Interest:                             $5,509,968.75
                             Principal:                                     0.00
                             Premium:                                       0.00

(ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                             Paid by the Trust:                            $0.00
                             Paid by the Depositor:                    $1,000.00

(iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates and the amount of aggregate unpaid interest accrued as of such Distribution Date:

                             Interest:                             $5,507,031.25
                             Principal:                                    $0.00
                             Unpaid Interest Accrued:                      $0.00

(iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                             Principal Amount:                     $133,575,000
                             Interest Rate:                                8.25%
                             Rating:
                                       Moody's Investor Service             Baa3
                                       Standard & Poor's Rating Service      BB+

(v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

                             ($25 Stated Amount)
                             Initial Balance:                      $125,875,000
                             Reduction:                                      (0)
                                                                   ------------
                             Principal Balance 08/01/05:           $125,875,000